LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




The undersigned hereby constitutes and appoints each of Richard J.
Smith,
Al Maximiuk, Dawn Hendershot and Michael Ben, signing singly, his or her true and lawful attorney-in-fact to:

1.	execute for and on
behalf of
the undersigned, with respect to the undersigned’s position as an officer of Ramco-Gershenson Properties Trust (the
"Trust"), a Form ID and
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;


2.	do and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
ID or Form 3, 4 or 5,
complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange, stock market or similar authority; and

3.	take any
other action of any type whatsoever in
connection with the foregoing which,
in the opinion of such
attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned
hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Forms 3, 4 and 5 with respect
to the undersigned’s holdings of
and transactions in securities
issued by the Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of March 2006.

/s/ Thomas W.
Litzler
						Thomas W. Litzler